UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2024

Life360, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-56424	26-0197666
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900 South Norfolk Street, Suite 310 San Mateo, CA 94403
(Address of principal executive offices, including zip code)

(415) 484-5244
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)
______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	LIF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement
On October 25, 2024, Life360, Inc. (the “Company”) entered into a manufacturing services agreement (the “Manufacturing Services Agreement”) with Jabil Circuit, Inc. and Jabil Circuit (Singapore) Pte. Ltd and its affiliates (collectively, “Jabil”), pursuant to which Jabil will continue to manufacture the Company’s Tile and Jiobit products. The Manufacturing Services Agreement continues the Company’s existing commercial relationship with Jabil, pursuant to which Jabil is designated the sole contract manufacturer for Tile products and primary manufacturer for Jiobit products.

Under the Manufacturing Services Agreement, Jabil will continue to manufacture the Company’s products using design specifications, quality assurance programs, and standards established by the Company. Jabil is also granted under the Manufacturing Services Agreement a non-exclusive, royalty-free, non-transferable right and license to use certain Company intellectual property as it relates to Jabil’s obligations under the agreement. The Company will reimburse, and once such reimbursement is paid, will own the tooling and other equipment specifically required to manufacture its products pursuant to the Manufacturing Services Agreement. Additionally, under the Manufacturing Services Agreement, the Company has purchase commitments based on purchase orders that the Company issues and demand forecasts for certain amounts of finished goods, works-in-progress, and components purchased to support such purchase orders. The Manufacturing Services Agreement also contains certain customary indemnities in favor of both Jabil and the Company.

The Manufacturing Services Agreement has an initial three-year term and will automatically renew for additional one-year periods unless earlier terminated or advance written notice not to renew is given. Either party may terminate the Manufacturing Services Agreement (i) by written mutual consent, (ii) by advance written notice from either party, (iii) for cause by either party after written notice of a material breach and failure by the other party to cure such breach within thirty (30) days, or (iv) immediately upon written notice by either party of the bankruptcy or insolvency of the other party.

The foregoing description of the Manufacturing Services Agreement does not purport to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Manufacturing Services Agreement, a copy of which the Company expects to file as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2024.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE360, INC.

Dated:	October 31, 2024	By:	/s/ Russell Burke
Russell Burke

Chief Financial Officer